Exhibit 10.3

ASSET PURCHASE AGREEMENT

** Certain information in this exhibit has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

This Asset Purchase Agreement (“Agreement”) is entered into on this 31st day of July, 2006 by and between New Horizons Computer Learning Center of Albuquerque, Inc., a Delaware corporation (“Seller”) on the one hand, and R.A.R.E. Technologies, LLC, a New Mexico limited liability company (“Buyer”) and Robin Dennehey, Eric Lopez, Rick Dennehey and Audra Lopez, each an individual, (collectively “Members”) on the other hand.  Buyer, Members and Seller are hereinafter sometimes individually referred to as a “Party” or collectively as the “Parties”.

WHEREAS, Seller wishes to sell to Buyer substantially all of its assets related to its computer training business located in Albuquerque, New Mexico (the “Business”), which includes the assets set forth on Exhibit “A” (the “Assets”) and Buyer’s assumption of liabilities set forth on Exhibit “B” (the “Assumed Liabilities”); and

WHEREAS, Buyer desires to acquire the Assets and assume the Assumed Liabilities from Seller; and

WHEREAS, concurrent with the transaction described in this Agreement, Buyer desires to become a franchisee of New Horizons Franchising Group, Inc. (“Franchisor”) in Albuquerque, New Mexico, it being understood that Franchisor is an affiliate of Seller.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties agree as follows:

1.                                      Purchase of Assets; Excluded Assets; Closing Date:

(a)                                  Pursuant to the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, grant, transfer, convey, assign and deliver the Assets to Buyer as of the close of business on July 31, 2006 (the “Closing Date”), subject to fulfillment of each of the conditions set forth in Section 4 below.  The Assets shall include, without limitation, certain identified prepaid assets, furniture and fixed assets, inventory, license fees and deposits, accounts receivable, certain employee obligations, any consumer business, customer lists and certain computer hardware and software associated with the Business, all of which are set forth on Exhibit “A”.

(b)                                 The Assets shall not include an agreement between Seller’s affiliate and the [**************] which purchases training services through the [**************]. Notwithstanding the foregoing, Buyer shall be entitled, but not required, to deliver training under the agreement set forth in the preceding sentence in its capacity as a New Horizons franchisee pursuant to Franchisor’s Enterprise Learning Solutions Program.  The Parties acknowledge and agree that, other than as otherwise expressly stated in this Agreement, no other assets, personal or real property of Seller is included in this transaction, including but not limited to, non-scheduled lease obligations, services previously provided by the regional office of Seller’s affiliate such as accounting, payroll, legal or other similar services, and assets of any of Seller’s affiliates.

2.                                      Consideration:  In consideration for the transfer of the Assets, Buyer shall, on the Closing Date:

(i)                                     pay to Franchisor the sum of $100,000 (the “Purchase Price”), comprised of $60,000 in the form of a wire transfer or cashier’s check to Franchisor and a promissory note of $40,000 executed by Buyer in favor of Franchisor in the form attached hereto as Exhibit “F” (the “Promissory Note”) with a one (1) year term and an 8% annual interest rate;

(ii) execute a standard ten (10) year franchise agreement with Franchisor for a territory which comprises the entire state of New Mexico, El Paso, Texas and an area which is within fifty (50) miles of El Paso, Texas (the “Franchise Agreement”) and shall remit to all fees to Franchisor which are typically associated with such Franchise Agreement, including but not limited to the payment of customary monthly fees, such as royalties and advertising fees (but exclusive of applicable initial franchise fees, which are already included in the cash component of the consideration set forth in the preceding section) ; [**************]:

[**************]

[**************]

[**************]

(iii) assume the Assumed Liabilities which are set forth on Exhibit “B”, including the Training Obligations as defined in Section 4(d), below.

3.                                      Taxes; Access to Assets:  Buyer shall be solely responsible for the payment of any and all taxes, excise and other governmental charges or fees, if any, which are payable in connection with the purchase of the Assets.  As of the Closing Date, Buyer shall be entitled to full access to the Assets located at Seller’s facility at Albuquerque, New Mexico (the “Albuquerque Facility”).

4.                                      Conditions Precedent to Closing; Covenants:

(a)                                  Immediately upon the execution of this Agreement, Buyer shall submit an application to the New Mexico Higher Education Department (“NMHED”) seeking approval for a change in ownership of the Business and shall use its best efforts to expedite the approval process, including providing all reasonably required information to the NMHED and paying any necessary fees associated with such approval.  Buyer agrees that it must obtain NHMED approval no later than November 1, 2006.

(b)                                 On the Closing Date, (i) the Parties shall execute the Bill of Sale which is attached hereto as Exhibit “C” and the Assignment and Assumption Agreement for the Albuquerque Facility which is attached hereto as Exhibit “D” and the personal guaranty for the Albuquerque Facility which is attached hereto as Exhibit “E”; (ii) Buyer and Franchisor shall execute the Franchise Agreement; and (iii) Seller shall take all steps reasonably necessary to transfer the Assets to Buyer, including obtaining the requisite consent of its landlord and its lenders.

(c)                                  Within sixty (60) days after the Closing Date, Seller shall cause any UCC filings to be terminated or otherwise released such that the Assets are unencumbered.

(d)                                 Effective as of the Closing Date, Buyer shall fulfill Seller’s obligations to customers for training which has been purchased by such customers prior to the Closing Date but not yet delivered as of the Closing Date, (the “Training Obligations”), including all cash refunds requested from customers for the Training Obligations.  For purposes of this Agreement, the Training Obligations shall include, but are not limited to, sold but unredeemed coupons, unexpired club memberships, corporate seat licenses, unredeemed programs or tracks, sold but undelivered training events (i.e., classes which were purchased but not completed) and sold but undelivered room rental agreements.

(e)                                  Effective as of the Closing Date, Buyer and Seller agree to refrain from soliciting, recruiting or hiring any employees of the other party or any of the other party’s affiliates for so long as the Franchise Agreement remains in effect.  The foregoing restriction shall apply to any current or future employees of Seller or Buyer, respectively, or any of Seller’s or Buyer’s affiliates, respectively, and for a period of one (1) year following the termination of any such employee’s employment with Seller or Buyer, respectively, or any of Seller’s or Buyer’s affiliates, respectively.

(f)                                    Any debts, liabilities or obligations incurred by or actions, claims or lawsuits asserted against either Buyer or Seller which relate to the operation of the Business on or prior to the Closing Date will be the responsibility of Seller.  Conversely, any debts, liabilities or obligations incurred by or actions, claims or lawsuits asserted against either Buyer or Seller which relate to the operation of the Business after the Closing Date, including the Assumed Liabilities and the Training Obligations, will be the responsibility of Buyer.

(g)                               In the event that any of the foregoing conditions are not completely satisfied on or before the Closing Date, then such failure by the party responsible for fulfilling the condition shall relieve the other party from any obligation to perform under this Agreement.

5.                                      Representations and Warranties of Seller:  Seller represents, warrants and covenants to the best of its knowledge as follows:

(a)                                  Seller is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate powers to own its assets and to operate its business as now owned and operated by it.

(b)                                 Seller has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement.

(c)                                  Seller has good and marketable title to all of the Assets, and, except as otherwise indicated herein, such Assets are free and clear of any restrictions or conditions to sale, conveyance or transfer and are free and clear of all liens, mortgages, pledges, encumbrances, leases, agreements, rental agreements, charges, claims, security interests, taxes, conditions or restrictions of any nature or description whatsoever.   The Assets are in good working condition, ordinary wear and tear excepted.  Except as otherwise expressly provided herein, the Assets are being sold “as is, where is” without any express or implied warranties whatsoever.

(d)                                 Except as set forth on Schedule 5(d), there are no claims, actions or lawsuits involving Seller relating to the Assets.

(e)                                  Seller shall execute all documents and take all steps reasonably necessary to transfer the Assets to Buyer effective as of the Closing Date.

(f)                                    Seller makes no representations or warranties regarding the quality of the accounts receivable, including whether such accounts are collectible.

6.                                      Representations of Buyer and Members:  Buyer represents, warrants and covenants as follows:

(a)                                  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Mexico.  Members own 100% of the issued and outstanding equity of Buyer.

(b)                                 Buyer has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and the execution of this Agreement has been duly authorized by Members.

(c)                                  As of the Closing Date, Buyer will duly observe and assume full responsibility for the Assumed Liabilities and the Training Obligations, and shall assume possession and ownership of the Assets.

7.                                      Indemnification:

(a)                                  Buyer shall indemnify, hold harmless and defend Seller, its parent company, affiliates, officers, agents, shareholders and employees from and against any cause of action, claim, loss or liability arising out of or resulting in any way from: (i) the negligent acts or omissions of Buyer’s officers, employees, agents or Members; (ii) any breach or inaccuracy of any representation, warranty or covenant of Buyer set forth in this Agreement; (iii) any debts, claims, liabilities or lawsuits which relate to the use or operation of the Business or the Assets after the Closing Date; and (iv)  the failure to fully and adequately assume the Assumed Liabilities, including the Training Obligations.

(b)                                 Seller shall indemnify, hold harmless and defend Buyer, its affiliates, officers, agents, shareholders and employees from and against any cause of action, claim, loss or liability arising out of or resulting in any way from: (i) the negligent acts or omissions of Seller’s officers, employees, agents or shareholders; (ii) any breach or inaccuracy of any representation, warranty or covenant of Seller set forth in this Agreement; and (iii) any debts, claims, liabilities or lawsuits which relate to the use or operation of the Business or the Assets prior to the Closing Date

(c)                                  If after ten  (10) days from receipt of written notice the indemnifying party fails to defend the indemnified party as required above, the indemnified party will have the right (but not the obligation) to undertake the defense, compromise or settlement of such action on behalf of, and for the account and at the risk of the indemnifying party.

8.                                      Insurance:  Buyer agrees to maintain general liability insurance in the amounts of $1,000,000 per claim and $1,000,000 in the aggregate, and upon written request Buyer will provide Seller with certificates of insurance naming Seller or its affiliated companies as additional insureds, in order to ensure that Buyer is able to meet its indemnification obligations hereunder.  Notwithstanding any provision to the contrary, to the extent permitted by law, Buyer may satisfy, in whole or in part, the insurance requirements of this Agreement by a plan of self insurance.

9.                                      Customer Records: The Parties will maintain the confidentiality of all customer records and files in accordance with applicable federal and state laws and regulations.  On the Closing Date, Seller agrees to transfer to Buyer all original customer records and files that relate to the purchase and delivery of computer training for the Business, including the files which relate to the Training Obligations.  In the event that Seller is audited by any federal, state or local entity following the Closing Date, Buyer shall provide Seller or its designees with reasonable access, during normal business hours, to all original customer files related to the Assets.

10.                               Notices:  All notices with respect to this Agreement will be sent by certified mail or facsimile, to the following addresses or facsimile numbers:

If to Seller:

New Horizons Computer Learning Center of Albuquerque, Inc.

Attention:  Office of General Counsel

1900 S. State College Blvd., Suite 200

Anaheim, CA  92806

Tel:  (714) 940-8000

Fax:  (714) 938-6007

If to Buyer:

R.A.R.E. Technologies, LLC

c/o Smigel Anderson & Sacks LLP

4431 North Front Street

Harrisburg, PA  17110

Tel:  (717) 234-2401

Fax:  (717) 234-3611

11.                               Entire Agreement; Assignment:  Except for the Franchise Agreement and related agreements which are being executed concurrently herewith, this Agreement and the exhibits attached hereto represent the entire agreement between the Parties and are binding on each Party’s respective successors, heirs and assigns.  This Agreement may not be assigned without the written consent of the other party, and may only be amended by a written agreement signed by authorized representatives of both Parties.

12.                               Waiver:  The failure of either party to enforce any right, remedy or condition of this Agreement shall not be deemed a waiver thereof nor shall it void or otherwise affect its right to enforce the same right, remedy or condition at any subsequent time.

13.                               Survival of Representations and Warranties: The representations and warranties set forth in this Agreement shall survive and continue until the expiration of the applicable statute of limitations.

14.                               Counterparts:  This Agreement may be executed in one or more counterpart, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

15.                               Facsimile Signatures:  For purposes of execution of this Agreement, faxed signature pages shall be deemed the same as original signature pages.

16.                               Governing Law:  This Agreement will be governed by the laws of the State of California.

NEW HORIZONS COMPUTER LEARNING CENTER OF ALBUQUERQUE, INC.

By:
Thomas J. Bresnan
President

R.A.R.E. TECHNOLOGIES, LLC

By:
Robin Dennehey
President

MEMBERS:

Robin Dennehey

Eric Lopez

Rick Dennehey

Audra Lopez

EXHIBIT A

Assets

1.                                       The following assets are included in the sale of the Business:

Trade Accounts Receivable:	$278,603	(a)
Prepaid Expenses:	$17,630
Inventory – Student Kits:	$17,425
Inventory – Manuals:	$4,492

Fixed Assets (b)

Leasehold Improvements:	$64,847
Capitalized Computer Software:	$25,054
Furniture & Fixtures:	$63,896
Computer Equipment:	$285,328

(a)       Gross value to be netted against unapplied cash, suspense, CM reserve, and allowance for doubtful accounts

(b)       Gross value of fixed assets shown.  Accumulated depreciation and amortization is $401k and net fixed asset value is around $38k

Buyer and Seller acknowledge that the assets listed above have been calculated as of June 30, 2006.  Buyer and Seller agree to revise these assets within thirty (30) days of the Closing Date to reflect the actual operations of the Business as of the Closing Date.

EXHIBIT B

Assumed Liabilities

1.                                       Telephone systems located at the Albuquerque Facility.

2.                                       Cellular and regular telephone numbers (with any remaining service term assumed at Buyer’s expense).

3.                                       DSL computer line (with any remaining service term assumed at Buyer’s expense).

4.                                       Training Obligations as more fully described in Section 4(d).

5.                                       Buyer shall assume those obligations which are specifically listed below:

Accounts Payable:	$23,887
Payable to other Franchisees:	$6,814
Sales Tax Payable:	$21,322
Other Accrued Liabilities:	$22,236

Buyer and Seller acknowledge that the liabilities listed above have been calculated as of June 30, 2006.  Buyer and Seller agree to revise these obligations within thirty (30) days of the Closing Date to reflect the actual operations of the Business as of the Closing Date.

6.                                       On the Closing Date, Seller shall terminate the existing employees of the Center and Buyer shall offer employment to those employees who Buyer wishes to employ.    Buyer shall indemnify Seller for any liability which may arise by virtue of Buyer’s failure to re-hire employees or which may relate to any employment issues for hired employees.

EXHIBIT C

BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned, New Horizons Computer Learning Center of Albuquerque, Inc., a Delaware corporation having its principal place of business at 1900 S. State College Blvd., Suite 200, Anaheim, CA  92806 (“Seller”) hereby sells, conveys, transfers, assigns and delivers to R.A.R.E. Technologies, LLC, a New Mexico limited liability company having an address at 6001 San Mateo Blvd., NE, Suite A1, Albuquerque, NM  87109 (“Buyer”), all of its right, title and interest in and to the Assets as such term is defined in that certain Asset Purchase Agreement (“Agreement”), dated as of July 31, 2006, among Buyer and Seller.

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever.

This Bill of Sale is delivered pursuant to and is subject to and governed by the terms and conditions of the Agreement. The representations, warranties and covenants as set forth in the Agreement shall survive delivery of this Bill of Sale as set forth in the Agreement.

This Bill of Sale is ancillary to the Agreement, and in the event of a conflict between the terms of this Bill of Sale and the terms of the Agreement, the terms of the Agreement shall govern.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the 31st day of July, 2006.

NEW HORIZONS COMPUTER LEARNING CENTER OF ALBUQUERQUE, INC.

By:
Thomas J. Bresnan
President

EXHIBIT D

ASSIGMENT AND ASSUMPTION OF LEASE

ASSIGMENT AND ASSUMPTION entered into as of the 31st day of July, 2006, by and among H.L.W., LLC, a New Mexico limited liability company (“Landlord”), NEW HORIZONS COMPUTER LEARNING CENTER OF ALBUQUERQUE, a Delaware corporation (“Original Tenant”), NEW HORIZONS WORLWIDE, INC., a Delaware corporation (“Guarantor”) and R.A.R.E. TECHNOLOGIES, LLC, a New Mexico limited liability company (“New Tenant”).

1.     BACKGROUND:    The following describes the background to this Assignment and Assumption:

a.               Landlord and Original Tenant entered into the Lease Agreement dated January 22, 2001 pertaining to the real estate described therein (the “Lease”).  A copy of the Lease is attached hereto as EXHIBIT “A”, which is incorporated herein by reference.  Guarantor was supposed to execute the Limited Guaranty attached as Exhibit F to the Lease (the “Limited Guaranty”), but through mistake, the Limited Guaranty was executed by Original Tenant.

b.              Original Tenant, New Tenant and Guarantor have requested Landlord to consent to the assignment of the Lease from the Original Tenant to the New Tenant.  Landlord is willing to do so under the conditions set forth herein, including without limitation, that the Original Tenant remain fully liable for all obligations of the Tenant under the Lease, and that Guarantor execute the Limited Guaranty.

c.               The parties are entering into this Assignment and Assumption to document their agreements regarding the assignment of the Lease from Original Tenant to New Tenant.

2.     ASSIGNMENT AND ASSUMPTION:

a.               Original Tenant hereby assigns all its right, title, and interest in and to the Lease to New Tenant.  New Tenant hereby accepts such assignment and assumes all obligations of the Tenant under the Lease as of the date of this Assignment and Assumption; provided, however, that Original Tenant agrees that it will remain fully liable for all obligations of the Tenant under the Lease the same as if this Assignment and Assumption had never been signed.

3.     CONSENT OF LANDLORD:

a.               Subject to the other terms stated in this Assignment and Assumption, including the condition that Original Tenant remain fully liable for all obligations of the Tenant under the Lease and that the Guarantor execute the Guaranty, Landlord hereby consents to the assignment of the Lease from the Original Tenant to the New Tenant.

3.     ORGANIZATIONAL DOCUMENTATION:

a.               Contemporaneously with the execution of this Assignment and Assumption,  Original Tenant, New Tenant and Guarantor have submitted to Landlord such organizational documentation and certificates of authority as Landlord has requested to establish the existence and good standing of such parties, as applicable, and the authority of the individuals executing this Assignment and Assumption on behalf of such parties.  Original Tenant, New Tenant and Guarantor, and each individual executing this Assignment and Assumption on behalf of such parties, represent and warrant that such documentation accurately depicts the existence and status of Original Tenant, New Tenant and Guarantor, as applicable, and the authority of the individuals executing this Assignment and Assumption on behalf of such parties.

4.     GUARANTY OF GUARANTOR:

a.               Guarantor hereby guarantees to Landlord the prompt performance of all obligations of the Tenant under the Lease, whether financial or otherwise.  In furtherance of such guaranty, and not in derogation thereof, Guarantor agrees to execute the Limited Guaranty if the form attached as Exhibit F to the Lease, modified as necessary to refer to the New Tenant as the Tenant under the Lease.

5.     MISCELLANEOUS:

a.               This Assignment and Assumption constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, oral or written, pertaining to the subject matter hereof, may be modified only by an instrument in writing, signed by the party to be charged, and will be governed as to validity, interpretation, effect, enforcement, and in all other respects in accordance with the internal (without resort to principles of conflict of laws) substantive and procedural laws of the State of New Mexico, except to the extent that the laws of the United States may prevail.  In the event that any one or more of the provisions contained in this Assignment and  Assumption shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof.  In the event of any litigation involving this Assignment and Assumption, the prevailing party will be entitled to recover its attorneys’ fees from the losing party.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the date written above.

LANDLORD:	H.L.W., LLC,
a New Mexico limited liability company

by:
its:

ORIGIANL TENANT:	NEW HORIZONS COMPUTER LEARNING CENTER OF ALBUQUERQUE,
a Delaware corporation

By:
Thomas J. Bresnan
President

NEW TENANT:	R.A.R.E. TECHNOLOGIES, LLC,
a New Mexico limited liability company

By:
Robin Dennehey
President

GUARANTOR:	NEW HORIZONS WORLWIDE, INC.,
a Delaware corporation

By:
Thomas J. Bresnan
President

EXHIBIT “A” TO ASSIGNMENT AND ASSUMPTION OF LEASE

LEASE AGREEMENT

EXHIBIT E

PERSONAL GUARANTEE

As an inducement to New Horizons Computer Learning Center of Albuquerque, Inc. (“Assignor”) to execute the Assignment and Assumption of Lease Agreement (the “Lease Assignment”) with R.A.R.E. Technologies, LLC (“Assignee”)  and in consideration of Assignor’s executing the Lease Assignment and of the sum of One Dollar ($1.00) now paid by Assignor to Guarantors, the receipt of which is hereby acknowledged, Guarantors jointly and severally agree as follows:

1.                                       Guarantors shall pay or cause to be paid to Assignor all monies payable by Assignee under the Lease Assignment on the days and times in the manner therein appointed for payment thereof.

2.                                       Guarantors unconditionally guarantee full performance and discharge by Assignee of all the obligations of Assignee under the Lease Assignment at the times and in the manner therein provided.

3.                                       Guarantors shall indemnify and save harmless Assignor and its affiliates against and from all losses, damages, costs, and expenses which Assignor and its affiliates may sustain, incur, or become liable for by reason of:

a.                                       the failure for any reason whatsoever of Assignee to pay the monies payable pursuant to the Lease Assignment or to do and perform any other act, matter or thing pursuant to the provisions of the Lease Assignment; or

b.                                      any act, action, or proceeding of or by Assignor, its agents, employees, etc. for or in connection with the recovery of monies or the obtaining of performance by Assignee of any other act, matter or thing pursuant to the provisions of the Lease Assignment.

4.                                       Assignor shall not be obligated to proceed against Assignee or exhaust any security from Assignee or pursue or exhaust any remedy, including any legal or equitable relief against Assignee, before proceeding to enforce the obligations of the Guarantors herein set out, and the enforcement of such obligations may take place before, after, or contemporaneously with, enforcement of any debt or obligation of Assignee under the Lease Assignment.

5.                                       Without affecting the Guarantors’ obligations under this Guarantee, Assignor, without notice to the Guarantors, may extend, modify, or release any indebtedness or obligation of Assignee, or settle, adjust, or compromise any claims against Assignee.  Guarantors waive notice of amendment of the Lease Assignment and notice of demand for payment or performance by Assignee.

6.                                       Guarantors’ obligations hereunder shall remain in full force and effect, and shall be unaffected by:  (a) the unenforceability of the Lease Assignment against Assignee; (b) the termination of any obligations of Assignee under the Lease Assignment by operation of law or otherwise; (c) the bankruptcy, insolvency, dissolution, or other liquidation of Assignee, including, without limitation, any surrender or disclaimer of the Lease Assignment by the trustee in bankruptcy of Assignee; (d) Assignor’s consent or acquiescence to any bankruptcy, receivership, insolvency, or any other creditor’s proceedings of or against Assignee, or by the winding-up or dissolution of Assignee, or any other event or occurrence which would have the effect at law of terminating the existence of Assignee’s obligations prior to the termination of the Lease Assignment; or (e) by any other agreements or other dealings between Assignor and Assignee  having the effect of amending or altering the Lease Assignment or Assignee’s obligations hereunder, or by any want of notice by Assignor to Assignee of any default of Assignee or by any other matter, thing, act, or omission of Assignor whatsoever.

7.              Notices to Guarantors:

Name	Address

Robin Dennehey	16 Sheridan
Rick Dennehey	Irvine, CA 92692

Eric Lopez	5905 Tres Vistas Ct. NW
Audra Lopez	Albuquerque, NM 87120

IN WITNESS WHEREOF, each of the undersigned has signed this Guarantee as of the day and year of the Lease Assignment.

GUARANTORS:

Robin Dennehey

Eric Lopez

Rick Dennehey

Audra Lopez

EXHIBIT F

PROMISSORY NOTE

$40,000	JULY 31, 2006

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to the order of New Horizons Franchising Group, Inc., a Delaware corporation (“New Horizons”), or order, the sum of FORTY THOUSAND DOLLARS ($40,000), which principal and interest shall be due and payable in TWELVE (12) equal monthly installments of $3,479.54 each, commencing on September 1, 2006 and continuing thereafter on the 1st day of each month until August 1, 2007, when the outstanding principal balance shall be due and payable in full.  The amounts due under this Promissory Note represent a portion of the initial franchise fees owed for the Albuquerque, NM territory, which is comprised of the entire state of New Mexico, El Paso, TX and an area within a fifty (50) mile radius of El Paso, Texas, as more fully described in the Franchise Agreement (as such term is defined below).

Maker reserves the right to prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty of any kind by paying the principal amount of such prepayment.

In the event that (a) Maker shall default in the payment of principal due hereunder and such default shall continue for ten (10) days after the mailing of written notice of such default to Maker at Maker’s last known address, or (b) a receiver is appointed for Maker or any part of Maker’s property, or (c) Maker makes any general assignment for the benefit of Maker’s creditors, or any proceeding is commenced by or against Maker or any guarantor, surety, endorser, or other person directly or indirectly liable for any of the obligations hereunder, or (d) R.A.R.E. Technologies, LLC shall be deemed in default of the Franchise Agreement of August 1, 2006 between R.A.R.E. Technologies, LLC and New Horizons (the “Franchise Agreement”) (the events described in subparts (a), (b), (c) and (d) are collectively referred to as Default”), the holder of this Promissory Note at the time of the Default (the “Holder”) shall have the right, if a Default occurs, to declare the outstanding principal balance hereof and all unpaid accrued interest immediately due and payable in full (the “Balance Due”).

If a Default occurs, Maker also agrees to pay upon demand all costs and expenses reasonably incurred or paid at any time by Holder, including, but not limited to, reasonable attorneys’ fees and other legal costs, in enforcing payment and collection of the Balance Due of this Promissory Note.

Maker agrees: no delay or omission by Holder in exercising any of its rights or remedies hereunder or otherwise shall impair any of such rights or remedies, nor shall any such delay or omission be construed as a waiver of any Default hereunder, and Holder may exercise every such right and remedy from time to time as often as Holder may deem expedient; all rights and remedies of Holder whether or not granted hereunder shall be cumulative and may be exercised singularly or concurrently, and no such right or remedy is intended to be exclusive of any other right or remedy of Holder; and no waiver by Holder of any Default hereunder shall be effective unless in writing and signed and delivered by Holder, and no such waiver or any default shall extend to or affect any subsequent or other Default or impair any rights or remedies of Holder.

This Promissory Note shall be the joint and several obligation of Maker and all guarantors, sureties, endorsers, and/or any other persons now or hereafter liable hereon, if any, and shall be binding upon them and their heirs, executors, personal representatives, successors and assigns.

Any demand upon or notice of other communication to Maker shall be effective if delivered by hand delivery or deposited in the mails, postage prepaid, addressed to Maker at the address of Maker as set forth in Holder’s records, or, if Maker has notified Holder of a change of address, to the last address of which Holder has been so notified.

If any provision or application of this Promissory Note is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or application of this Promissory Note that can be given effect without the invalid or unenforceable provision or application.  Interest shall accrue hereunder at the lesser of (a) the rate stated hereinabove, or (b) the maximum rate permitted by law.

This Promissory Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and to be performed wholly within such state.

IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note at the place specified above and as of the date first written above.

MAKER:

R.A.R.E TECHNOLOGIES, LLC

By:
Robin Dennehey
President

Schedule 5(d)

Pending Litigation

On July 17, 2006, Seller filed a lawsuit against [**************] in Bernalillo County, New Mexico District Court entitled New Horizons Computer Learning Center of Albuquerque, Inc. v Jason Mayfield, Bernalillo County District Court Case No. CV 2006 05486, seeking damages and an injunction against defendant, a former sales representative for Seller.  In the lawsuit, Seller is seeking to enjoin defendant from contacting certain of Seller’s customers whose information was improperly accessed by defendant during defendant’s employment with Seller.